Pioneer Power Solutions Acquires

Pacific Power Systems Integration, Inc.

Acquisition Rounds Out Product Suite and Expands Customer Base

Fort Lee, NJ, August 3, 2015 / PRNewswire / – Pioneer Power Solutions, Inc. (Nasdaq: PPSI) (“Pioneer” or the “Company”), a company engaged in the manufacture, sale and service of electrical transmission, distribution and on-site power generation equipment, today announced that its Pioneer CEP subsidiary had acquired substantially all of the assets of Pacific Power Systems Integration, Inc. (“Pacific”).

Pacific specializes in manufacturing custom electrical power distribution and control equipment, with a specific emphasis on low voltage draw-out, metal-enclosed and metal-clad switchgear. Pacific has successfully completed more than 100 projects over the last 15 years through EPC firms and directly with customers, mostly in the oil refining, utility and mass transit sectors, including: Jacobs Engineering, British Petroleum, Conoco Phillips, Pacific Gas & Electric, LADWP, SMUD and transportation agencies such as the LA Metropolitan Transportation Authority, Bay Area Rapid Transit and the Port Authority of New York and New Jersey.

The acquisition significantly enhances Pioneer CEP’s technical qualifications with more advanced classifications of switchgear, and provides access to larger, long-cycle project opportunities,  new customers and end markets where Pioneer should be able to leverage its full suite of engineered product solutions. By December 2015, Pacific’s facility is expected to be closed and its operations consolidated into Pioneer CEP’s larger facility, located five miles away in Santa Fe Springs, California.

“This acquisition effectively completes our portfolio of low and medium voltage switchgear offerings, and is expected to sustain our overall growth objectives for years to come,” commented Nathan Mazurek, Pioneer’s Chairman and Chief Executive Officer. “At the same time, it provides multiple new avenues to drive efficiency and operational growth in both our T&D Solutions and Critical Power Solutions businesses.  The rippling effect of this transaction will be felt throughout Pioneer, as it enables us to capitalize on new production and internal supply chain synergies, and should generate incremental sales across the organization, given the breadth of solutions we now have to offer. Our team’s focus on operational execution, both internally and externally, will be critical.  I am confident that our efforts will place us in a  stronger market position from which to engage and serve our customers, and improve our financial performance in 2016 and beyond.”

Kytchener Whyte, Pacific’s founder, added, “I am thrilled to be reunited with so many of my former colleagues at Pioneer, and look forward to working closely with Pioneer CEP’s President, Geo Murickan, to help take the combined business to the next level.”

Financial terms of the transaction were not disclosed. Based on Pacific’s current order backlog, the timing of the acquisition and integration activities remaining to be completed, the Company expects the

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transaction to be neutral to full-year 2015 non-GAAP earnings. In 2016, the acquisition is expected to be approximately $0.05 to $0.10 accretive to non-GAAP earnings per share.

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. manufactures, sells and services a broad range of specialty electrical transmission, distribution and on-site power generation equipment for applications in the utility, industrial, commercial and backup power markets. The Company's principal products and services include custom-engineered electrical transformers, switchgear and engine-generator sets and controls, complemented by a national field-service organization to maintain and repair power generation assets. Pioneer is headquartered in Fort Lee, New Jersey and operates from 14 additional locations in the U.S., Canada and Mexico for manufacturing, centralized distribution, engineering, sales, service and administration. To learn more about Pioneer, please visit our website at www.pioneerpowersolutions.com.

Safe Harbor Statement:

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the Company's ability to expand its business through strategic acquisitions, (ii) the Company's ability to integrate acquisitions and related businesses, (iii) the fact that many of the Company's competitors are better established and have significantly greater resources, and may subsidize their competitive offerings with other products and services, which may make it difficult for the Company to attract and retain customers, (iv) the Company's dependence on Hydro-Quebec Utility Company and Siemens Industry, Inc. for a large portion of its business, and the fact that any change in the level of orders from Hydro-Quebec Utility Company or Siemens Industry, Inc. could have a significant impact on the Company's results of operations, (v) the potential loss or departure of key personnel, including Nathan J. Mazurek, the Company's Chairman, President and Chief Executive Officer, (vi) the fact that fluctuations between the U.S. dollar and the Canadian dollar will impact the Company's revenues, (vii) the Company's ability to generate internal growth, (viii) market acceptance of existing and new products, (ix) the Company’s dependence on a distributor agreement with Generac Power Systems through which it derives a significant portion of its revenues, (x) operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material, labor or overhead cost increases, interest rate risk and commodity risk, (xi) restrictive loan covenants or the Company's ability to repay or refinance debt under its credit facilities that could limit the Company's future financing options and liquidity position and may limit the Company's ability to grow its business, (xii) general economic and market conditions in the electrical equipment, power generation, commercial construction, industrial production, oil and gas, marine and infrastructure industries, (xiii) the impact of geopolitical activity on the economy, changes in government regulations such as income taxes, climate control initiatives, the timing or strength of an economic recovery in the Company's markets and the Company's ability to access capital markets, (xiv) the fact that unanticipated increases in raw material prices or disruptions in supply could increase production costs and adversely affect the Company's profitability, (xv) the fact that the Company's Chairman controls a majority of the Company's combined voting power, and may have, or may develop in the future, interests that may diverge from yours, (xvi) material weaknesses in the Company’s internal control over financial reporting that could have an adverse effect on the Company’s business and common stock price, and (xvii) the fact that future sales of large blocks of the Company's common stock may adversely impact the Company's stock price. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's Annual and Quarterly Reports on Form 10-K and Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. The

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Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

CONTACT:

Brett Maas, Managing Partner

Hayden IR

(646) 536-7331

brett@haydenir.com

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